Exhibit 99.1

NEWS RELEASE

Tenet Reports Adjusted EBITDA of $460 Million

for the Quarter Ended June 30, 2014

Outlook Range for 2014 Adjusted EBITDA Raised to $1.85 Billion to $1.95 Billion

DALLAS — August 4, 2014 — Tenet Healthcare Corporation (NYSE:THC) reported Adjusted EBITDA for the second quarter ended June 30, 2014 of $460 million, an increase of $124 million, or 36.9 percent, as compared to $336 million in the second quarter of 2013.  Excluding the effect of the California Provider Fee program from both periods would have resulted in an even greater increase of $190 million, or 70.4% in the quarter.

“I am very pleased with Tenet’s performance in the second quarter.   All growth and profitability metrics exceeded our expectations,” said Trevor Fetter, president and chief executive officer.  “Our success at capturing incremental market share through strategic investments, service line expansion, and successfully positioning Tenet’s hospitals to benefit from key aspects of the Affordable Care Act all contributed to a great quarter.  We also continue to exceed expectations for the benefits from our 2013 acquisition of Vanguard.  Tenet grew at near-record rates in commercial patient volumes, inpatient admissions, outpatient visits, surgeries and emergency department visits.”

Mr. Fetter continued, “Our multi-year strategy to transform Tenet from a regional operator of hospitals to a national diversified healthcare services company is driving significant growth in value.  Our business trends are positive, and we are in the early days of a long term transformation in the delivery and financing of healthcare services.  We are raising our 2014 EBITDA Outlook range, but only by the outperformance we reported in the second quarter, until we have greater visibility into the longer-term trends driving the strong growth we’ve generated in the first half of 2014.”

Discussion of Results  (Percentage changes compare Q2’14 to Q2’13 on a same-hospital pro forma basis, unless otherwise noted. Pro forma operating metrics are defined as including both Tenet and Vanguard legacy hospitals in both reporting periods.)

Tenet achieved admissions and adjusted admissions growth of 2.8 percent and 4.0 percent, respectively, compared to the second quarter of 2013, on a same-hospital pro forma basis.  Pro forma performance metrics include legacy Vanguard operations in both reporting periods.  The growth trend in commercial admissions continued to strengthen in the second quarter achieving the best quarterly same-hospital performance in more than a decade.  Paying admissions increased by 4.8 percent on a pro forma basis and 4.4 percent on a same-hospital basis.

Outpatient visits increased by 7.1 percent on a pro forma basis and 6.3 percent on a same-hospital basis.  Approximately 85 percent of the company’s same-hospital outpatient growth was organic.  Surgeries grew by 8.3 percent on a pro forma basis and 14.2 percent on a same-hospital basis.  Emergency department visits grew by 4.8 percent on a pro forma basis and by 8.0 percent on a same-hospital basis.

In the five states that expanded Medicaid eligibility under the Affordable Care Act, Tenet achieved a decline in uninsured plus charity admissions of 2,238 admissions, or 54.3 percent, and an increase in Medicaid admissions of 4,685 admissions, or 22.9 percent.  Uninsured plus charity outpatient visits declined by 19,739 visits, or 26.9 percent, and Medicaid outpatient visits grew by 62,154 visits, or 24.5 percent, in these same five states.  Across the entire company, including those states that did not expand Medicaid, uninsured plus charity admissions declined by 3,030 admissions, or 21.8 percent, while Medicaid admissions increased by 5,479 admissions, or 11.3 percent.

More than 2,700 admissions and more than 24,000 outpatient visits in the second quarter were identified as patients insured by exchange products created as part of the Affordable Care Act.  These exchange volumes were more than triple the exchange volumes identified in the first quarter.

Net operating revenues, after provision for doubtful accounts, were $4.042 billion, an increase of $102 million, or 2.6 percent, compared to pro forma net operating revenues of $3.940 billion in the second quarter of 2013.  These revenue increases primarily reflect volume growth, improved terms in commercial managed care contracts, and growth in the company’s Conifer services businesses.  These growth drivers were partially offset by a decline of approximately $87 million in health plan revenue due to a reduction of covered lives under contract with the Arizona Medicaid program, and the absence of revenue from the California Provider Fee program in the second quarter of 2014 compared to $66 million in the second quarter of 2013.  Excluding the impact of the California Provider Fee program, net patient revenue per adjusted admission increased by 1.5 percent on a same-hospital basis.  Excluding the impact of the California Provider Fee program, patient revenue net of bad debt expense per adjusted admission increased by 2.5 percent on a same-hospital basis and 1.9 percent on a pro forma basis.  Commercial managed care revenue increased 7.0 percent per admission and 2.9 percent per outpatient visit on a pro forma basis.

Selected operating expenses for hospital operations, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased by only 0.7 percent per adjusted admission on a pro forma basis. The selected operating expense metric for hospital operations excludes the Company’s Conifer services business, health plans, and a provider network in Southern California.  Excluding incremental expenses related to increased physician employment, same-hospital selected operating expenses per adjusted admission declined by 0.3 percent.  The operating expense increases reflect volume growth in the company’s supply-intensive service lines, especially surgical volume, as well as increases in employee compensation.  Electronic health records incentives recorded in the second quarter of 2014 were $58 million, a $17 million increase compared to the $41 million recognized on a pro forma basis in the second quarter of 2013.  These incentive payments are not included in the definition of selected operating expenses.

Bad debt expense declined by $71 million, or 18.2 percent, to $320 million in the second quarter of 2014 on a pro forma basis.  The decrease in bad debt expense was primarily attributable to a $78 million pro forma decline in uninsured revenues.  Bad debt expense as a percent of revenues before bad debts was 7.3 percent, a pro forma decrease of 170 basis points compared to 9.0 percent in the second quarter of 2013.  The same-hospital self-pay collection rate was 27.8 percent in the second quarter of 2014, a 90 basis point decline compared to 28.7 percent in the second quarter of 2013.  The same-hospital commercial managed care collection rate was 98.3 percent in the second quarter of 2014, a 10 basis point increase compared to 98.2 percent in the second quarter of 2013.

Conifer reported Adjusted EBITDA of $44 million, an increase of $16 million, or 57.1 percent, compared to $28 million in the second quarter of 2013.  Conifer’s revenues were $285 million in the second quarter of 2014, an increase of $66 million, or 30.1 percent, compared to $219 million in the second quarter of 2013.

Income from continuing operations in the second quarter of 2014 was $17 million after-tax, or $0.17 per diluted share, excluding $27 million in after-tax impairments, restructuring charges, acquisition-related costs, litigation and investigation costs and loss on debt extinguishment.  The comparable after-tax exclusions were $122 million in the second quarter of 2013. Income from continuing operations, excluding these items, was $69 million, or $0.66 per diluted share in the second quarter of 2013.

Net loss attributable to common shareholders in the second quarter of 2014 was $26 million after-tax, or $0.27 per share, compared to a net loss of $50 million after-tax, or $0.49 per share, in the second quarter of 2013.  The second quarter of 2014 included a $92 million increase in pre-tax interest expense compared to the second quarter of 2013.  This increased interest expense is substantially due to the $4.6 billion of financing related to the Vanguard acquisition and the $300 million used to finance share repurchases since March 31, 2013.

Cash and cash equivalents were $406 million at June 30, 2014 compared to $113 million at December 31, 2013. Approximately $143 million of net revenues related to the California Provider Fee program, the Texas Medicaid disproportionate share funding, and the Texas uncompensated care 1115 Waiver program had not been received by the Company as of June 30, 2014.  Accounts receivable days were 48.9 days at June 30, 2014, an improvement of 0.2 days compared to 49.1 days at March 31, 2014.

Outlook for Third Quarter and 2014 Adjusted EBITDA

The Company’s Outlook range for Adjusted EBITDA for the third quarter of 2014 is $400 million to $450 million and earnings per share in a range of a loss of $0.30 per share to income of $0.21 per share.  No revenue related to the California Provider Fee program is assumed in this third quarter Outlook.  Electronic health records incentives are assumed to contribute approximately $5 million to the third quarter’s Adjusted EBITDA.

The Company raised its 2014 Adjusted EBITDA Outlook range to $1.85 billion to $1.95 billion.

Management’s Webcast Discussion of Second Quarter Results

Tenet management will discuss the Company’s second quarter 2014 results on a 10:00 a.m. (ET) webcast on August 5, 2014.  Investors can access the webcast through Tenet’s website at www.tenethealth.com/investors.  A set of slides that will be referred to on the conference call is available on the section of the Company’s website relating to the webcast.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-Q report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before the webcast.  This press release includes certain non-GAAP measures, such as Adjusted EBITDA.  A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

About Tenet

Tenet Healthcare Corporation is a national, diversified healthcare services company with more than 105,000 employees united around a common mission: to help people live happier, healthier lives. The company operates 80 hospitals, more than 190 outpatient centers, six health plans and Conifer Health Solutions, a leading provider of healthcare business process services in the areas of revenue cycle management, value based care and patient communications. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

###

Corporate Communications Steven Campanini 469-893-2640 mediarelations@tenethealth.com	Investor Relations Thomas Rice 469-893-6992 investorrelations@tenethealth.com

This release contains “forward-looking statements” — that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2013, and in our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The information contained in this release is as of the date hereof. The company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,
(Dollars in millions except per share amounts)	2014	%	2013	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$4,362		$2,629		65.9%
Less: Provision for doubtful accounts	320		207		54.6%
Net operating revenues	4,042	100.0%	2,422	100.0%	66.9%
Operating expenses:
Salaries, wages and benefits	1,956	48.4%	1,166	48.1%	67.8%
Supplies	649	16.1%	387	16.0%	67.7%
Other operating expenses, net	1,035	25.5%	567	23.4%	82.5%
Electronic health record incentives	(58)	(1.4)%	(34)	(1.4)%	70.6%
Depreciation and amortization	209	5.2%	121	5.0%	72.7%
Impairment and restructuring charges, and acquisition-related costs	32	0.8%	11	0.5%
Litigation and investigation costs	12	0.3%	2	0.1%
Operating income	207	5.1%	202	8.3%
Interest expense	(190)		(98)
Loss from early extinguishment of debt	—		(171)
Investment earnings	—		1
Income (loss) from continuing operations, before income taxes	17		(66)
Income tax benefit (expense)	(8)		20
Income (loss) from continuing operations, before discontinued operations	9		(46)
Discontinued operations:
Income (loss) from operations	(7)		6
Litigation and investigation costs	(18)		0
Income tax benefit (expense)	9		(3)
Income (loss) from discontinued operations	(16)		3
Net loss	(7)		(43)
Less: Net income attributable to noncontrolling interests	19		7
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(26)		$(50)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(10)		$(53)
Income (loss) from discontinued operations, net of tax	(16)		3
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(26)		$(50)

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.11)		$(0.52)
Discontinued operations	(0.16)		0.03
	$(0.27)		$(0.49)
Diluted
Continuing operations	$(0.11)		$(0.52)
Discontinued operations	(0.16)		0.03
	$(0.27)		$(0.49)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	97,677		103,010
Diluted*	97,677		103,010

*

Had we generated income from continuing operations available to shareholders in the three months ended June 30, 2014 and 2013, the effect (in thousands) of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase in shares of 2,123 and 2,326 shares, respectively.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Six Months Ended June 30,
(Dollars in millions except per share amounts)	2014	%	2013	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$8,668		$5,223		66.0%
Less: Provision for doubtful accounts	700		414		69.1%
Net operating revenues	7,968	100.0%	4,809	100.0%	65.7%
Operating expenses:
Salaries, wages and benefits	3,877	48.7%	2,327	48.4%	66.6%
Supplies	1,277	16.0%	771	16.0%	65.6%
Other operating expenses, net	2,034	25.5%	1,135	23.6%	79.2%
Electronic health record incentives	(67)	(0.8)%	(34)	(0.7)%	97.1%
Depreciation and amortization	402	5.0%	235	4.9%	71.1%
Impairment and restructuring charges, and acquisition-related costs	53	0.7%	25	0.5%
Litigation and investigation costs	15	0.2%	2	0.1%
Operating income	377	4.7%	348	7.2%
Interest expense	(372)		(201)
Loss from early extinguishment of debt	—		(348)
Investment earnings	—		1
Income (loss) from continuing operations, before income taxes	5		(200)
Income tax benefit (expense)	(7)		73
Net loss from continuing operations, before discontinued operations	(2)		(127)
Discontinued operations:
Income (loss) from operations	(15)		3
Litigation and investigation costs	(18)		—
Income tax benefit (expense)	12		(2)
Income (loss) from discontinued operations	(21)		1
Net loss	(23)		(126)
Less: Net income attributable to noncontrolling interests	35		12
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(58)		$(138)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(37)		$(139)
Income (loss) from discontinued operations, net of tax	(21)		1
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(58)		$(138)

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.38)		$(1.34)
Discontinued operations	(0.22)		0.01
	$(0.60)		$(1.33)
Diluted
Continuing operations	$(0.38)		$(1.34)
Discontinued operations	(0.22)		0.01
	$(0.60)		$(1.33)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	97,419		103,557
Diluted*	97,419		103,557

*

Had we generated income from continuing operations available to shareholders in the six months ended June 30, 2014 and 2013, the effect (in thousands) of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase in shares of 2,053 and 2,282 shares, respectively.

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(Dollars in millions)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$406	$113
Accounts receivable, less allowance for doubtful accounts	2,171	1,965
Inventories of supplies, at cost	264	262
Income tax receivable	34	—
Current portion of deferred income taxes	633	581
Other current assets	700	789
Total current assets	4,208	3,710
Investments and other assets	362	405
Deferred income taxes, net of current portion	125	90
Property and equipment, at cost, less accumulated depreciation and amortization	7,771	7,691
Goodwill	3,200	3,042
Other intangible assets, at cost, less accumulated amortization	1,241	1,192
Total assets	$16,907	$16,130

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$622	$149
Accounts payable	1,015	1,075
Accrued compensation and benefits	669	631
Professional and general liability reserves	162	156
Accrued interest payable	207	198
Other current liabilities	709	719
Total current liabilities	3,384	2,928
Long-term debt, net of current portion	10,942	10,690
Professional and general liability reserves	567	543
Defined benefit plan obligations	380	398
Other long-term liabilities	484	446
Total liabilities	15,757	15,005
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	277	247
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,594	4,572
Accumulated other comprehensive loss	(20)	(24)
Accumulated deficit	(1,480)	(1,422)
Common stock in treasury, at cost	(2,378)	(2,378)
Total shareholders’ equity	723	755
Noncontrolling interests	150	123
Total equity	873	878
Total liabilities and equity	$16,907	$16,130

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Month Ended June 30,
(Dollars in millions)	2014	2013
Net loss	$(23)	$(126)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	402	235
Provision for doubtful accounts	700	414
Deferred income tax benefit	(7)	(76)
Stock-based compensation expense	26	19
Impairment and restructuring charges, and acquisition-related costs	53	25
Litigation and investigation costs	15	2
Loss from early extinguishment of debt	—	348
Amortization of debt discount and debt issuance costs	14	9
Pre-tax (income) loss from discontinued operations	33	(3)
Other items, net	(9)	(18)
Changes in cash from operating assets and liabilities:
Accounts receivable	(937)	(445)
Inventories and other current assets	78	(166)
Income taxes	(17)	(4)
Accounts payable, accrued expenses and other current liabilities	(32)	(65)
Other long-term liabilities	47	5
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(84)	(19)
Net cash used in operating activities from discontinued operations, excluding income taxes	(12)	(7)
Net cash provided by operating activities	247	128
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(523)	(256)
Purchases of businesses or joint venture interests, net of cash acquired	(42)	(16)
Proceeds from sales of marketable securities, long-term investments and other assets	3	3
Other long-term assets	(14)	6
Other items, net	—	3
Net cash used in investing activities	(576)	(260)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,300)	(620)
Proceeds from borrowings under credit facility	895	653
Repayments of other borrowings	(68)	(1,967)
Proceeds from other borrowings	1,108	1,907
Repurchases of common stock	—	(192)
Deferred debt issuance costs	(19)	(30)
Distributions paid to noncontrolling interests	(20)	(10)
Contributions from noncontrolling interests	13	98
Proceeds from exercise of stock options	11	21
Other items, net	2	(2)
Net cash provided by (used in) financing activities	622	(142)
Net increase (decrease) in cash and cash equivalents	293	(274)
Cash and cash equivalents at beginning of period	113	364
Cash and cash equivalents at end of period	$406	$90
Supplemental disclosures:
Interest paid, net of capitalized interest	$(360)	$(226)
Income tax payments, net	$(19)	$(8)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING SAME HOSPITALS

(Unaudited)

(Dollars in millions except per patient day,	Three Months Ended June 30,				Six Months Ended June 30,
per admission and per visit amounts)	2014	2013	Change		2014	2013	Change

Net inpatient revenues	$1,540	$1,542	(0.1)%		$3,109	$3,078	1.0%
Net outpatient revenues	$927	$844	9.8%		$1,786	$1,657	7.8%

Number of acute care hospitals (at end of period)	49	49	—	% *	49	49	—	% *
Licensed beds (at end of period)	13,231	13,180	0.4%		13,231	13,180	0.4%
Average licensed beds	13,196	13,180	0.1%		13,187	13,180	0.1%
Utilization of licensed beds	48.7%	47.3%	1.4	% *	49.8%	49.1%	0.7	% *
Patient days — total	584,251	567,390	3.0%		1,189,293	1,170,675	1.6%
Adjusted patient days	948,144	909,720	4.2%		1,897,547	1,849,560	2.6%
Net inpatient revenue per patient day	$2,636	$2,718	(3.0)%		$2,614	$2,629	(0.6)%
Total admissions	124,720	120,722	3.3%		249,171	246,651	1.0%
Adjusted patient admissions	204,637	195,440	4.7%		401,492	393,105	2.1%
Charity and uninsured admissions	7,919	8,831	(10.3)%		16,306	17,434	(6.5)%
Net inpatient revenue per admission	$12,348	$12,773	(3.3)%		$12,477	$12,479	—%
Average length of stay (days)	4.68	4.70	(0.4)%		4.77	4.75	0.4%
Total surgeries	124,152	108,669	14.2%		238,886	210,082	13.7%
Admissions through emergency department	80,529	75,608	6.5%		161,439	155,816	3.6%
Emergency department visits	432,858	399,702	8.3%		847,051	801,780	5.6%
Total emergency department admissions and visits	513,387	475,310	8.0%		1,008,490	957,596	5.3%
Outpatient visits	1,140,595	1,072,712	6.3%		2,221,269	2,127,501	4.4%
Charity and uninsured outpatient visits	108,675	114,333	(4.9)%		220,532	224,573	(1.8)%
Net outpatient revenue per visit	$813	$787	3.3%		$804	$779	3.2%
Net patient revenue per adjusted patient admission	$12,055	$12,208	(1.3)%		$12,192	$12,045	1.2%

Net Patient Revenues from:
Medicare	21.3%	21.0%	0.3	% *	21.6%	22.0%	(0.4)	% *
Medicaid	7.2%	9.9%	(2.7)	% *	7.3%	9.0%	(1.7)	% *
Managed care	61.7%	58.1%	3.6	% *	60.6%	58.0%	2.6	% *
Indemnity, self-pay and other	9.8%	11.0%	(1.2)	% *	10.5%	11.0%	(0.5)	% *

* This change is the difference between the 2014 and 2013 amounts shown

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING TOTAL HOSPITALS

(Unaudited)

(Dollars in millions except per patient day,	Three Months Ended June 30,				Six Months Ended June 30,
per admission and per visit amounts)	2014	2013	Change		2014	2013	Change

Net inpatient revenues	$2,393	$1,542	55.2%		$4,833	$3,078	57.0%
Net outpatient revenues	$1,448	$844	71.6%		$2,794	$1,657	68.6%

Number of acute care hospitals (at end of period)	79	49	30	*	79	49	30	*
Licensed beds (at end of period)	20,553	13,180	55.9%		20,553	13,180	55.9%
Average licensed beds	20,370	13,180	54.6%		20,313	13,180	54.1%
Utilization of licensed beds	48.9%	47.3%	1.6	% *	49.9%	49.1%	0.8	% *
Patient days — total	907,093	567,390	59.9%		1,836,257	1,170,675	56.9%
Adjusted patient days	1,563,681	909,720	71.9%		3,089,060	1,849,560	67.0%
Net inpatient revenue per patient day	$2,638	$2,718	(2.9)%		$2,632	$2,629	0.1%
Total admissions	194,641	120,722	61.2%		388,914	246,651	57.7%
Adjusted patient admissions	337,509	195,440	72.7%		661,319	393,105	68.2%
Charity and uninsured admissions	10,927	8,831	23.7%		23,457	17,434	34.5%
Net inpatient revenue per admission	$12,294	$12,773	(3.8)%		$12,427	$12,479	(0.4)%
Average length of stay (days)	4.66	4.70	(0.9)%		4.72	4.75	(0.6)%
Total surgeries	173,664	108,669	59.8%		335,946	210,082	59.9%
Admissions through emergency department	122,086	75,608	61.5%		244,687	155,816	57.0%
Emergency department visits	702,009	399,702	75.6%		1,367,011	801,780	70.5%
Total emergency department admissions and visits	824,095	475,310	73.4%		1,611,698	957,596	68.3%
Outpatient visits	2,066,051	1,072,712	92.6%		4,013,738	2,127,501	88.7%
Charity and uninsured outpatient visits	169,766	114,333	48.5%		335,014	224,573	49.2%
Net outpatient revenue per visit	$701	$787	(10.9)%		$696	$779	(10.7)%
Net patient revenue per adjusted patient admission	$11,380	$12,208	(6.8)%		$11,533	$12,045	(4.3)%

Net Patient Revenues from:
Medicare	22.5%	21.0%	1.5	% *	22.6%	22.0%	0.6	% *
Medicaid	9.9%	9.9%	—	% *	8.8%	9.0%	(0.2)	% *
Managed care	58.0%	58.1%	(0.1)	% *	57.9%	58.0%	(0.1)	% *
Indemnity, self-pay and other	9.6%	11.0%	(1.4)	% *	10.7%	11.0%	(0.3)	% *

* This change is the difference between the 2014 and 2013 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions except per share amounts)	03/31/14	06/30/14	06/30/14
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$4,306	$4,362	$8,668
Less: Provision for doubtful accounts	380	320	700
Net operating revenues	3,926	4,042	7,968
Operating expenses:
Salaries, wages and benefits	1,921	1,956	3,877
Supplies	628	649	1,277
Other operating expenses, net	999	1,035	2,034
Electronic health record incentives	(9)	(58)	(67)
Depreciation and amortization	193	209	402
Impairment and restructuring charges, and acquisition-related costs	21	32	53
Litigation and investigation costs	3	12	15
Operating income	170	207	377
Interest expense	(182)	(190)	(372)
Income (loss) from continuing operations, before income taxes	(12)	17	5
Income tax benefit (expense)	1	(8)	(7)
Income (loss) from continuing operations, before discontinued operations	(11)	9	(2)
Discontinued operations:
Loss from operations	(8)	(7)	(15)
Litigation and investigation costs	—	(18)	(18)
Income tax benefit	3	9	12
Net loss from discontinued operations	(5)	(16)	(21)
Net loss	(16)	(7)	(23)
Less: Net income attributable to noncontrolling interests	16	19	35
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(32)	$(26)	$(58)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(27)	$(10)	$(37)
Loss from discontinued operations, net of tax	(5)	(16)	(21)
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(32)	$(26)	$(58)

Net loss per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.28)	$(0.11)	$(0.38)
Discontinued operations	(0.05)	(0.16)	(0.22)
	$(0.33)	$(0.27)	$(0.60)
Diluted
Continuing operations	$(0.28)	$(0.11)	$(0.38)
Discontinued operations	(0.05)	(0.16)	(0.22)
	$(0.33)	$(0.27)	$(0.60)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	97,161	97,677	97,419
Diluted	97,161	97,677	97,419

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING SAME HOSPITALS

(Unaudited)

(Dollars in millions except per patient days,	Three Months Ended		Six Months Ended
per admission and per visit amounts)	03/31/14	06/30/14	06/30/14

Net inpatient revenues	$1,569	$1,540	$3,109
Net outpatient revenues	$859	$927	$1,786

Number of acute care hospitals (at end of period)	49	49	49
Licensed beds (at end of period)	13,178	13,231	13,231
Average licensed beds	13,178	13,196	13,187
Utilization of licensed beds	51.0%	48.7%	49.8%
Patient days — total	605,042	584,251	1,189,293
Adjusted patient days	949,403	948,144	1,897,547
Net inpatient revenue per patient day	$2,593	$2,636	$2,614
Total admissions	124,451	124,720	249,171
Adjusted patient admissions	196,855	204,637	401,492
Charity and uninsured admissions	8,387	7,919	16,306
Net inpatient revenue per admission	$12,607	$12,348	$12,477
Average length of stay (days)	4.86	4.68	4.77
Total surgeries	114,734	124,152	238,886
Admissions through emergency department	80,910	80,529	161,439
Emergency department visits	414,193	432,858	847,051
Total emergency department admissions and visits	495,103	513,387	1,008,490
Outpatient visits	1,080,674	1,140,595	2,221,269
Charity and uninsured outpatient visits	111,857	108,675	220,532
Net outpatient revenue per visit	$795	$813	$804
Net patient revenue per adjusted patient admission	$12,334	$12,055	$12,192

Net Patient Revenues from:
Medicare	22.0%	21.3%	21.6%
Medicaid	7.4%	7.2%	7.3%
Managed care	59.5%	61.7%	60.6%
Indemnity, self-pay and other	11.1%	9.8%	10.5%

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING TOTAL HOSPITALS

(Unaudited)

(Dollars in millions except per patient days,	Three Months Ended		Six Months Ended
per admission and per visit amounts)	03/31/14	06/30/14	06/30/14

Net inpatient revenues	$2,440	$2,393	$4,833
Net outpatient revenues	$1,346	$1,448	$2,794

Number of acute care hospitals (at end of period)	77	79	79
Licensed beds (at end of period)	20,279	20,553	20,553
Average licensed beds	20,263	20,370	20,313
Utilization of licensed beds	51.0%	48.9%	49.9%
Patient days — total	929,164	907,093	1,836,257
Adjusted patient days	1,525,379	1,563,681	3,089,060
Net inpatient revenue per patient day	$2,626	$2,638	$2,632
Total admissions	194,273	194,641	388,914
Adjusted patient admissions	323,810	337,509	661,319
Charity and uninsured admissions	12,530	10,927	23,457
Net inpatient revenue per admission	$12,560	$12,294	$12,427
Average length of stay (days)	4.78	4.66	4.72
Total surgeries	162,282	173,664	335,946
Admissions through emergency department	122,601	122,086	244,687
Emergency department visits	665,002	702,009	1,367,011
Total emergency department admissions and visits	787,603	824,095	1,611,698
Outpatient visits	1,947,687	2,066,051	4,013,738
Charity and uninsured outpatient visits	165,248	169,766	335,014
Net outpatient revenue per visit	$691	$701	$696
Net patient revenue per adjusted patient admission	$11,692	$11,380	$11,533

Net Patient Revenues from:
Medicare	22.6%	22.5%	22.6%
Medicaid	7.7%	9.9%	8.8%
Managed care	57.8%	58.0%	57.9%
Indemnity, self-pay and other	11.9%	9.6%	10.7%

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

			June 30,	December 31,
			2014	2013
Assets
Hospital Operations and other			$16,577	$15,874
Conifer			330	256
Total			$16,907	$16,130

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Capital expenditures:
Hospital Operations and other	$237	$117	$510	$248
Conifer	5	6	13	8
Total	$242	$123	$523	$256

Net operating revenues:
Hospital Operations and other	$3,895	$2,297	$7,676	$4,565
Conifer
Tenet	138	94	278	186
Other customers	147	125	292	244
	4,180	2,516	8,246	4,995
Intercompany eliminations	(138)	(94)	(278)	(186)
Total	$4,042	$2,422	$7,968	$4,809

Adjusted EBITDA:
Hospital Operations and other	$416	$308	$755	$550
Conifer	44	28	92	60
Total	$460	$336	$847	$610

Depreciation and amortization:
Hospital Operations and other	$204	$115	$392	$225
Conifer	5	6	10	10
Total	$209	$121	$402	$235

Adjusted EBITDA	$460	$336	$847	$610
Depreciation and amortization	(209)	(121)	(402)	(235)
Impairments and restructuring charges, and acquisition-related costs	(32)	(11)	(53)	(25)
Litigation and investigation costs	(12)	(2)	(15)	(2)
Interest expense	(190)	(98)	(372)	(201)
Loss from early extinguishment of debt	—	(171)	—	(348)
Investment earnings	—	1	—	1
Income (loss) from continuing operations before income taxes	$17	$(66)	$5	$(200)

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, net of tax; (2) net loss (income) attributable to noncontrolling interests; (3) preferred stock dividends; (4) income (loss) from discontinued operations, net of tax; (5) income tax benefit (expense); (6) investment earnings (loss); (7) gain (loss) from early extinguishment of debt; (8) net gain (loss) on sales of investments; (9) interest expense; (10) litigation and investigation benefit (costs), net of insurance recoveries; (11) hurricane insurance recoveries, net of costs; (12) impairment and restructuring charges and acquisition-related costs; and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and six months ended June 30, 2014 and 2013.

For certain pro financial information of the Company as if the Vanguard acquisition had occurred at January 1, 2013, see Note 14 of the notes to the condensed consolidated financial statements in the Company’s Form 10-Q for the quarterly period ended June 30, 2014.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2014	2013	2014	2013
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(26)	$(50)	$(58)	$(138)
Less: Net income attributable to noncontrolling interests	(19)	(7)	(35)	(12)
Income (loss) from discontinued operations, net of tax	(16)	3	(21)	1
Income (loss) from continuing operations	9	(46)	(2)	(127)
Income tax benefit (expense)	(8)	20	(7)	73
Investment earnings	—	1	—	1
Loss from early extinguishment of debt	—	(171)	—	(348)
Interest expense	(190)	(98)	(372)	(201)
Operating income	207	202	377	348
Litigation and investigation costs	(12)	(2)	(15)	(2)
Impairment and restructuring charges, and acquisition-related costs	(32)	(11)	(53)	(25)
Depreciation and amortization	(209)	(121)	(402)	(235)
Adjusted EBITDA	$460	$336	$847	$610

Net operating revenues	$4,042	$2,422	$7,968	$4,809

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.4%	13.9%	10.6%	12.7%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #2 - Reconciliation of Adjusted Free Cash Flow

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2014	2013	2014	2013
Net cash provided by operating activities	$266	$160	$247	$128
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(54)	(12)	(84)	(19)
Net cash provided by (used in) operating activities from discontinued operations	2	(2)	(12)	(7)
Adjusted net cash provided by operating activities — continuing operations	318	174	343	154
Purchases of property and equipment — continuing operations	(242)	(123)	(523)	(256)
Adjusted free cash flow — continuing operations	$76	$51	$(180)	$(102)

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #3 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for the Year Ending December 31, 2014

(Unaudited)

	Q3 2014		2014
(Dollars in millions)	Low	High	Low	High
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(48)	$7	$(21)	$112
Less: Net (income) attributable to noncontrolling interests	(20)	(15)	(75)	(65)
Loss from discontinued operations, net of tax	(5)	0	(30)	(15)
Income (loss) from continuing operations	$(23)	$22	$84	$192
Income tax (expense) benefit(a)	16	(14)	(64)	(136)
Income (loss) from continuing operations, before income taxes	$(39)	$36	$148	$328
Loss from early extinguishment of debt	(24)	(24)	(24)	(24)
Interest expense, net	(195)	(185)	(760)	(730)
Operating income	$180	$245	$932	$1,082
Impairment and restructuring charges, acquisition-related costs and litigation costs and settlements(b)	0	0	(68)	(68)
Depreciation and amortization	(220)	(205)	(850)	(800)
Adjusted EBITDA	$400	$450	$1,850	$1,950

Net operating revenues	$3,800	$4,000	$16,000	$16,250

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	10.5%	11.3%	11.6%	12.0%

(a)              Uses a tax rate of 40% excluding unusual adjustments for unreported periods

(b)             Company does not forecast impairment and restructuring charges, acquisition-related and litigation costs and settlements

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #4 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Income from Continuing Operations

for the Year Ending December 31, 2014

(Unaudited)

	Q3 2014		2014
(Dollars in millions except per share amounts)	Low	High	Low	High
Adjusted EBITDA	$400	$450	$1,850	$1,950
Depreciation and amortization	(220)	(205)	(850)	(800)
Interest expense, net	(195)	(185)	(760)	(730)
Income (loss) from continuing operations before income taxes	$(15)	$60	$240	$420
Income tax (expense) benefit (a)	6	(24)	(100)	(172)
Normalized income (loss) from continuing operations	$(9)	$36	$140	$248
Net (income) attributable to noncontrolling interests	(20)	(15)	(75)	(65)
Net income (loss) attributable to common shareholders	$(29)	$21	$65	$183

Fully diluted weighted average share outstanding (in millions)	98	101	100	100

Normalized fully diluted earnings per share — continuing operations	$(0.30)	$0.21	$0.65	$1.83

(a)   Uses a tax rate of 40% excluding unusual adjustments for unreported periods

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #5 - Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2014

(Unaudited)

	2014
(Dollars in millions)	Low	High
Net cash provided by operating activities	$951	$1,011
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(a)	(84)	(84)
Net cash used in operating activities from discontinued operations	(15)	(5)
Adjusted net cash provided by operating activities — continuing operations	$1,050	$1,100
Purchases of property and equipment — continuing operations	(1,000)	(900)
Adjusted free cash flow — continuing operations	$50	$200

(a)   Company does not forecast impairment and restructuring charges, acquisition-related and litigation costs and settlements